UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 12, 2012

Date of Report (Date of earliest event reported)

VIAD CORP

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 12, 2012, Viad Corp (the “Company”) was informed by the administrative agent for the Company’s $130,000,000 Amended and Restated Credit Agreement dated as of May 18, 2011 (the “Credit Agreement”) that all lenders approved an amendment to the Credit Agreement (the “Amendment”), effective December 12, 2012, to remove the limitation on share repurchases of $10 million in the aggregate per calendar year. The Amendment allows share repurchases unless the Company's leverage ratio, as defined in the Credit Agreement, is greater than 1.50 to 1.00 or a default or an unmatured default, as defined in the Credit Agreement, exists. As of September 30, 2012, the Company's leverage ratio was 0.21 to 1. The Amendment also allows dividends to be declared and paid in excess of $10 million in the aggregate per calendar year, as well as distributions on its capital stock, as defined in the Credit Agreement, unless the Company's leverage ratio, as defined in the Credit Agreement, is greater than 1.50 to 1.00 or a default or an unmatured default, as defined in the Credit Agreement, exists. A copy of the Amendment is attached hereto as Exhibit 4 and is incorporated by reference herein.

Item 8.01 OTHER EVENTS

On December 14, 2012, the Company announced that its Board of Directors has authorized management to explore and evaluate opportunities to enhance shareholder value, including a potential separation of its Travel & Recreation and Marketing & Events businesses. The Company's Board previously hired and has been working with J.P. Morgan Securities LLC as its financial advisor to assist in this evaluation process. The Company noted that there can be no assurance that this evaluation process will result in any transaction.

The Company also announced its intent to repurchase up to an additional one million shares of its common stock, from time to time at prevailing market prices. As of September 30, 2012, the Company had repurchased approximately 610,000 shares since September 2010 pursuant to previously announced authorizations by the Board, which represents substantially all of the shares available for repurchase under existing announced authorizations.

A copy of the Company’s press release is furnished herewith as Exhibit 99 and is incorporated by reference herein. Exhibit 99 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following Exhibit 4 is filed, and the following Exhibit 99 is furnished, as part of this Current Report on Form 8-K:

4 –	Amendment No. 1, effective December 12, 2012, to the $130,000,000 Amended and Restated Credit Agreement, dated as of May 18, 2011, by and among Viad Corp, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.
99 –	Press Release dated December 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP
(Registrant)

December 14, 2012	By:	/s/ G. Michael Latta
G. Michael Latta
Chief Accounting Officer - Controller